EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 7/18/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-3.25%	-3.30%	13.51%
Class B Units	-3.27%	-3.34%	12.98%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED JULY 18, 2008

Grant Park registered setbacks this past week.  The losses were primarily attributed to the energy and grains markets, while profits came from the currency sector.  After last week’s performance, Grant Park is down an estimated 3.30% month-to-date and up 13.51% year-to-date in the Class A units, and down an estimated 3.34% month-to-date and up 12.98% year-to-date in the Class B units.

The portfolio’s least profitable positions this past week were in the energy markets.  Positions in the crude oil markets in particular, which have been a major headline over the last few months, registered losses as the commodity weakened sharply.  Coming off all-time highs last Friday, the price of crude oil fell 11.11% by week’s end, moving against the portfolio’s long positions.  A bearish report from the Department of Energy played a major role in crude’s correction as inventories moved higher than expected last week.  Combined with steadily increasing consumer demand destruction, caused by high gas prices, the latest inventory numbers produced a stir among many speculators, causing many of them to begin liquidating long positions.  Due to the speed and strength of the retracement and the fact that ongoing supply concerns in Nigeria and the Middle East remain constant, many analysts attribute the downward pressure on energy prices to mass liquidation from investors who believe that crude prices have peaked.

Grant Park also experienced setbacks in the grains markets this past week.  Losses were mostly limited to long positions in the corn and soybean complex.  After very poor farming conditions the last few months, improved weather conditions painted a bearish picture last week.  With reduced precipitation and moderate temperatures on the horizon, many speculators have adopted the view that the effects of recent flooding in the Midwest have been alleviated, driving prices downwards.  Despite minor mid-week corrections in both markets, corn and soybean prices fell by $0.82 and $1.46 per bushel respectively from the previous week’s close.  Also putting pressure on grains prices was ongoing concern regarding the government’s involvement in the commodities markets.  As a means of curbing sky-rocketing food prices, there have been recent talks by various individuals in Washington regarding the limiting of speculative grains holdings in the market.

The portfolio earned modest profits this past week in the currency markets.  Leading the way for the sector were Grant Park’s long Mexican peso positions.  Speculators in the peso markets bid up the currency in anticipation of

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

an increase in borrowing rates by Mexico’s central bank at week’s end.  Driven by lofty food and energy prices, Mexico’s largest concern of late has been inflation.  With inflation rising over the past five consecutive months, Mexico’s Central Bank took action by increasing rates 25 basis points, bringing borrowing rates to their highest level since December 2005.  Also adding to profits were long positions in the British pound.  Fueled by improved U.K. retail sales figures and a jump in U.K. CPI the pound rose in excess of $0.02 intra week, before finishing at $1.9986.  Gains in the peso and pound markets were able to offset losses spurred by Grant Park’s short dollar positions.  The greenback rallied mid-week on a surge in U.S. equity indices, pushing it upwards against many of its peers including the euro and Swiss franc.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com